UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2004

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive
Marlborough, Massachusetts
01752

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

ITEM 5                   Other Events

On May 25, 2004, 3Com Corporation (“3Com”) completed the sale of its 306,000 square foot facility located at 5450, 5470 and 5480 Great America Parkway, Santa Clara, California.  Net proceeds from the sale were approximately $34 million in cash.  The impact of the sale, which will be reflected in 3Com’s results of operations for the fourth quarter of fiscal 2004, is not expected to be significant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: May 25, 2004	By:	/s/ Mark Slaven
Mark Slaven Executive Vice President and Chief Financial Officer